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                                                                  EXHIBIT 799.11


                              ARTICLES OF AMENDMENT

                                     TO THE

                          ARTICLES OF INCORPORATION OF

                                  CYCO.NET INC.



     Pursuant to the provisions of Section 53-13-4 of the New Mexico Statutes Annotated, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The name of the corporation is CYCO.NET INC.

     SECOND: The following Amendments of the Articles of Incorporation were adopted by the shareholders of the corporation on May 17, 1999 in the manner prescribed by the New Mexico Business Corporation Act: Article V is deleted and replaced with the following new Article V:

                                   "Article V

     The aggregate number of shares which the corporation shall have authority to issue is Ten Million (10,000,000) shares of common stock without par value."

     THIRD: The number of shares of the corporation outstanding at the time of such adoption of the above Amendments was 52,000. The number of shares entitled to vote thereon was 52,000.


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     FOURTH: The number of shares voting for such Amendments was 52,000. The number of shares voting against such Amendments was 0.

DATED: May 19, 1999
                                   CYCO.NET INC.

                                   /s/ RICHARD A. URREA
                                   ------------------------------------
                                   Richard A. Urrea, President


                                   /s/ DANIEL URREA
                                   ------------------------------------
                                   Daniel Urrea, Secretary

                                   VERIFICATION

     Under penalty of perjury, I declare that the foregoing document was executed by the President and Secretary of CYCO.NET INC. and that the statements contained therein are true and correct to the best of my knowledge.

                                   /s/ DANIEL URREA
                                   --------------------------------
                                   Daniel Urrea, Secretary